Exhibit 99.1

Prestige Brands Holdings, Inc. Reports Record Fiscal 2015 Fourth Quarter and Full Year Results

Fourth Quarter Revenues Up 32.9%: Full Year Earnings Up 19.6%

Tarrytown, NY-(Business Wire)-May 14, 2015--Prestige Brands Holdings, Inc. (NYSE: PBH) today reported strong financial results for its fourth quarter and fiscal year ended March 31, 2015.

Key fourth quarter and fiscal year highlights include:

•	Revenue increased 32.9% to a record $190.0 million and 19.6% to a record $714.6 million in Q4 and FY2015, respectively

•	Organic sales growth of 2.4% in Q4, excluding the impact of foreign exchange

•	Adjusted free cash flow increased 45.0% in Q4 to $50.1 million

•	Adjusted net income increased 33.1% to $24.8 million, or $0.47 per diluted share in Q4; FY15 adjusted net income increased 22.7% to $98.0 million, or $1.86 per diluted share.

“We are extremely pleased with our fourth quarter and full fiscal year results,” said Matthew M. Mannelly, President and CEO. “Our excellent fourth quarter results reflect continued strengthening of consumption trends across our core OTC and international brands resulting in record adjusted free cash flow of over $50 million during the quarter. Fiscal year 2015 was Prestige Brands’ greatest year to date,” he said. “This strong momentum positions the Company well as we enter fiscal 2016.”

Fourth Fiscal Quarter Ended March 31, 2015
Revenues in the fourth fiscal quarter increased 32.9% to a record $190.0 million, compared to $143.1 million in the fourth quarter of 2014. Organic sales growth for the quarter was 2.4% excluding the impact of foreign exchange, or 1.1% including the impact of foreign exchange. Reported net income totaled $23.8 million, or $0.45 per diluted share, compared to $16.0 million, or $0.30 per diluted share, in the fourth quarter of fiscal year 2014. Reported earnings per share increased 50.0% to $0.45 compared to $0.30 in the prior year comparable period. Adjusted net income increased 33.1% to $24.8 million, or $0.47 per diluted share, compared to $18.6 million, or $0.35 per diluted share, in the fourth quarter of fiscal year 2014. Adjustments to net income in the fourth quarter of fiscal 2015 consist of items related to the acquisitions of Insight and Hydralyte.

Fiscal Year Ended March 31, 2015
Revenues for the fiscal year ended March 31, 2015 totaled a record $714.6 million, an increase of 19.6%, compared to revenues of $597.4 million for the fiscal year ended March 31, 2014. Reported net income for fiscal year 2015 totaled $78.3 million, or $1.49 per diluted share, compared to $72.6 million, or $1.39 per diluted share, for fiscal year 2014. Adjusted net income for fiscal year 2015 totaled $98.0 million, or $1.86 per diluted share, compared to adjusted net income of $79.9 million, or $1.53 per diluted share, for fiscal 2014. Adjustments to net income in fiscal 2015 consist of items related to the Insight and Hydralyte acquisitions.

Segment Review
North American OTC Healthcare: Revenues totaled $156.2 million for the fourth quarter of 2015, a 39.2% increase over fourth quarter 2014 revenues of $112.2 million. For fiscal 2015, revenues totaled $563.5 million, compared to $479.7 million for fiscal 2014, an increase of 17.5%. Results for both periods were favorably impacted by increased consumption among core OTC brands as well as the Insight and Hydralyte acquisitions.

International OTC Healthcare: Revenues totaled $13.0 million for the fourth quarter of 2015, a 40.6% increase over fourth quarter 2014 revenues of $9.3 million. For fiscal 2015, revenue totaled $61.2 million compared to $29.9 million for fiscal 2014, an increase of 104.5%. The strong performance of the Care portfolio in Australia and the acquisition of Hydralyte impacted revenues for both periods.

Household Cleaning: Revenues totaled $20.8 million for the fourth quarter of 2015, compared with fourth quarter 2014 revenues of $21.6 million. Revenues for fiscal year 2015 totaled $89.9 million, a 2.5% increase over fiscal year 2014 revenue of $87.8 million.

Balance Sheet and Adjusted Free Cash Flow
Adjusted free cash flow totaled $50.1 million for the fourth quarter of 2015, an increase of 45.0% over fourth quarter 2014 results of $34.5 million. For fiscal 2015, adjusted free cash flow was $163.7 million compared to adjusted free cash flow of $129.5 million for fiscal 2014, an increase of 26.4% The Company repaid $50.0 million of debt during the fourth quarter of fiscal 2015 and had a bank-defined net debt to EBITDA ratio of approximately 5.2. This is more than a half point reduction in debt since the closing of the Insight acquisition in September 2014.

Commentary and Outlook for FY2016
“Significant value creation initiatives are well underway for fiscal 2016,” Mr. Mannelly said. “Key among them is the stabilization and growth of Monistat and building our women’s health platform. We are investing in educating the healthcare professional about Monistat and, at the same time, creating new, more effective advertising to reach targeted consumers. Our core OTC and international portfolio continues to be the focus of our brand-building efforts and we will invest substantially in new product development within those platforms.”

Mr. Mannelly continued, “The progress we have made in building a diversified portfolio, strengthening consumption trends among our core OTC brands and expanding our international footprint in 2015 has us very well positioned as we enter fiscal 2016. I am proud of these accomplishments by the Prestige team, and I am confident in the Company’s future under the leadership of Ron Lombardi.”

“We are providing an outlook for fiscal year 2016, which we believe will be driven by organic growth in our legacy business and recent acquisitions,” Mr. Mannelly continued. “For fiscal year 2016, we anticipate revenue growth in the range of 10-12% including the impact of foreign exchange, adjusted earnings per share in the range of $2.05-$2.10, and adjusted free cash flow of approximately $175 million. We expect to continue to use our free cash flow to build M&A capacity and pay down debt. Our management team is focused on the three-prong strategy that continues to drive value for our shareholders: investing in core OTC brands and international, managing our industry-leading free cash flow, and executing strategic and disciplined M&A.”

Q4 and Fiscal Year Conference Call, Accompanying Slide Presentation and Replay
The Company will host a conference call to review its fourth quarter and full year results on May 14, 2015 at 8:30 am EDT. The toll-free dial-in numbers are 877-474-9503 within North America and 857-244-7556 outside of North America. The conference pass code is "prestige". The Company will provide a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at http://prestigebrands.com. The slide presentation can be accessed just before the call from the Investor Relations page of the website by clicking on Webcasts and Presentations. Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 888-286-8010 within North America and at 617-801-6888 from outside North America. The pass code is 69872014.

Non-GAAP Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

About Prestige Brands Holdings, Inc.
The Company markets and distributes brand name over-the-counter and household cleaning products throughout the U.S. and Canada, Australia, and in certain other international markets. Core brands include Monistat® women’s health products, Nix® lice treatment, Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor's® NightGuard® dental protector, the Little Remedies® and PediaCare® lines of pediatric over-the-counter products, Efferdent® denture care products, Luden's® throat drops, Dramamine® motion sickness treatment, BC® and Goody's® pain relievers, Beano® gas prevention, Debrox® earwax remover, and Gaviscon® antacid in Canada. Visit the Company's website at www.prestigebrands.com.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "outlook," "may," "will," "would," "expect," “intend,” “estimate,” “anticipate,” “believe,” or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding our positioning in fiscal 2016, our creation of shareholder value, investments in advertising, promotion and product development, brand growth, our expected future operating results, including revenue growth, adjusted EPS, adjusted free cash flow, and our expected use of free cash flow for rapid deleveraging and building M&A capacity, and our execution of M&A. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including fluctuating exchange rates, the ability to identify and consummate acquisitions at attractive valuations, the impact of our advertising and promotional initiatives, competition in our industry, supplier issues, and the success of our brand-building investments. A discussion of other factors that could cause results to vary is included in the Company's

Annual Report on Form 10-K for the year ended March 31, 2014, Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, and other periodic reports filed with the Securities and Exchange Commission.

Contact: Dean Siegal
Prestige Brands Holdings, Inc.
914-524-6819
ICR
Kristen Nungesser
(646)277-1261
John Mills
(646)277-1254

Prestige Brands Holdings, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except per share data)	2015	2014	2015	2014
Revenues
Net sales	$189,089	$141,592	$710,070	$592,454
Other revenues	957	1,461	4,553	4,927
Total revenues	190,046	143,053	714,623	597,381

Cost of Sales
Cost of sales (exclusive of depreciation shown below)	79,976	64,216	308,400	261,830
Gross profit	110,070	78,837	406,223	335,551

Operating Expenses
Advertising and promotion	25,367	17,511	99,651	84,968
General and administrative	17,685	13,091	81,273	48,481
Depreciation and amortization	5,773	3,280	17,740	13,486
Total operating expenses	48,825	33,882	198,664	146,935
Operating income	61,245	44,955	207,559	188,616

Other (income) expense
Interest income	(25)	(16)	(92)	(60)
Interest expense	23,821	14,994	81,326	68,642
Gain on sale of asset	—	—	(1,133)	—
Loss on extinguishment of debt	—	3,274	—	18,286
Total other expense	23,796	18,252	80,101	86,868

Income before income taxes	37,449	26,703	127,458	101,748
Provision for income taxes	13,677	10,702	49,198	29,133
Net income	$23,772	$16,001	$78,260	$72,615

Earnings per share:
Basic	$0.45	$0.31	$1.50	$1.41
Diluted	$0.45	$0.30	$1.49	$1.39

Weighted average shares outstanding:
Basic	52,356	51,893	52,170	51,641
Diluted	52,821	52,513	52,670	52,349

Comprehensive income, net of tax:
Currency translation adjustments	(7,268)	2,414	(24,151)	843
Total other comprehensive income (loss)	(7,268)	2,414	(24,151)	843
Comprehensive income	$16,504	$18,415	$54,109	$73,458

Prestige Brands Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands) Assets	March 31, 2015	March 31, 2014
Current assets
Cash and cash equivalents	$21,318	$28,331
Accounts receivable, net	87,858	65,050
Inventories	74,000	65,586
Deferred income tax assets	8,097	6,544
Prepaid expenses and other current assets	10,434	11,674
Total current assets	201,707	177,185

Property and equipment, net	13,744	9,597
Goodwill	290,651	190,911
Intangible assets, net	2,134,700	1,394,817
Other long-term assets	28,603	23,153
Total Assets	$2,669,405	$1,795,663

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$46,115	$48,286
Accrued interest payable	11,974	9,626
Other accrued liabilities	40,948	26,446
Total current liabilities	99,037	84,358

Long-term debt
Principal amount	1,593,600	937,500
Less unamortized discount	(4,889)	(3,086)
Long-term debt, net of unamortized discount	1,588,711	934,414

Deferred income tax liabilities	351,569	213,204
Other long-term liabilities	2,464	327
Total Liabilities	2,041,781	1,232,303

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued – 52,562 shares and 52,021 shares at March 31, 2015 and 2014, respectively	525	520
Additional paid-in capital	426,584	414,387
Treasury stock, at cost – 266 shares at March 31, 2015 and 206 at March 31, 2014	(3,478)	(1,431)
Accumulated other comprehensive income (loss), net of tax	(23,412)	739
Retained earnings	227,405	149,145
Total Stockholders' Equity	627,624	563,360

Total Liabilities and Stockholders' Equity	$2,669,405	$1,795,663

Prestige Brands Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended March 31,
(In thousands)	2015	2014
Operating Activities
Net income	$78,260	$72,615
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,740	13,486
Gain on sale of asset	(1,133)	—
Deferred income taxes	28,922	19,012
Long term income taxes payable	2,294	—
Amortization of deferred financing costs	6,735	7,102
Stock-based compensation costs	6,918	5,146
Loss on extinguishment of debt	—	18,286
Premium payment on 2010 Senior Notes	—	(15,527)
Amortization of debt discount	2,086	3,410
Lease termination costs	785	—
Loss (gain) on sale or disposal of property and equipment	321	(3)
Changes in operating assets and liabilities, net of effects of acquisitions
Accounts receivable	1,608	9,735
Inventories	15,360	(2,850)
Prepaid expenses and other current assets	4,664	(2,130)
Accounts payable	(17,637)	(4,641)
Accrued liabilities	9,332	(12,059)
Net cash provided by operating activities	156,255	111,582

Investing Activities
Purchases of property and equipment	(6,101)	(2,764)
Proceeds from sale of property and equipment	—	3
Proceeds from sale of business	18,500	—
Proceeds from sale of asset	10,000	—
Acquisition of Insight Pharmaceuticals, less cash acquired	(749,666)	—
Acquisition of the Hydralyte brand	(77,991)	—
Acquisition of Care Pharmaceuticals, less cash acquired	—	(55,215)
Net cash used in investing activities	(805,258)	(57,976)

Financing Activities
Proceeds from issuance of 2013 Senior Notes	—	400,000
Repayment of 2010 Senior Notes	—	(250,000)
Term loan borrowings	720,000	—
Term loan repayments	(130,000)	(157,500)
Borrowings under revolving credit agreement	124,600	50,000
Repayments under revolving credit agreement	(58,500)	(83,000)
Payment of deferred financing costs	(16,072)	(7,466)
Proceeds from exercise of stock options	3,954	5,907
Proceeds from restricted stock exercises	57	—
Excess tax benefits from share-based awards	1,330	1,650
Fair value of shares surrendered as payment of tax withholding	(2,104)	(744)
Net cash provided by (used in) financing activities	643,265	(41,153)

Effects of exchange rate changes on cash and cash equivalents	(1,275)	208
Increase (decrease) in cash and cash equivalents	(7,013)	12,661
Cash and cash equivalents - beginning of year	28,331	15,670
Cash and cash equivalents - end of year	$21,318	$28,331

Interest paid	$70,155	$62,357
Income taxes paid	$11,939	$11,020

Prestige Brands Holdings, Inc.
Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended March 31, 2015
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$156,489	$13,023	$20,028	$189,540
Elimination of intersegment revenues	(451)	—	—	(451)
Third-party segment revenues	156,038	13,023	20,028	189,089
Other revenues	159	2	796	957
Total segment revenues	156,197	13,025	20,824	190,046
Cost of sales	58,776	4,894	16,306	79,976
Gross profit	97,421	8,131	4,518	110,070
Advertising and promotion	22,324	2,771	272	25,367
Contribution margin	$75,097	$5,360	$4,246	$84,703
Other operating expenses				23,458
Operating income				61,245
Other expense				23,796
Income before income taxes				37,449
Provision for income taxes				13,677
Net income				$23,772

	Year Ended March 31, 2015
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$566,256	$61,116	$86,085	$713,457
Elimination of intersegment revenues	(3,387)	—	—	(3,387)
Third-party segment revenues	562,869	61,116	86,085	710,070
Other revenues	637	64	3,852	4,553
Total segment revenues	563,506	61,180	89,937	714,623
Cost of sales	216,781	22,820	68,799	308,400
Gross profit	346,725	38,360	21,138	406,223
Advertising and promotion	86,897	10,922	1,832	99,651
Contribution margin	$259,828	$27,438	$19,306	$306,572
Other operating expenses				99,013
Operating income				207,559
Other expense				80,101
Income before income taxes				127,458
Provision for income taxes				49,198
Net income				$78,260

	Three Months Ended March 31, 2014
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$112,782	$9,236	$20,431	$142,449
Elimination of intersegment revenues	(857)	—	—	(857)
Third-party segment revenues	111,925	9,236	20,431	141,592
Other revenues	299	28	1,134	1,461
Total segment revenues	112,224	9,264	21,565	143,053
Cost of sales	44,377	3,699	16,140	64,216
Gross profit	67,847	5,565	5,425	78,837
Advertising and promotion	15,606	1,409	496	17,511
Contribution margin	$52,241	$4,156	$4,929	$61,326
Other operating expenses				16,371
Operating income				44,955
Other expense				18,252
Income before income taxes				26,703
Provision for income taxes				10,702
Net income				$16,001

	Year Ended March 31, 2014
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$482,138	$29,872	$83,629	$595,639
Elimination of intersegment revenues	(3,185)	—	—	(3,185)
Third-party segment revenues	478,953	29,872	83,629	592,454
Other revenues	749	42	4,136	4,927
Total segment revenues	479,702	29,914	87,765	597,381
Cost of sales	184,796	12,646	64,388	261,830
Gross profit	294,906	17,268	23,377	335,551
Advertising and promotion	77,083	5,264	2,621	84,968
Contribution margin	$217,823	$12,004	$20,756	$250,583
Other operating expenses				61,967
Operating income				188,616
Other expense				86,868
Income before income taxes				101,748
Provision for income taxes				29,133
Net income				$72,615

About Non-GAAP Financial Measures
We define Non-GAAP Adjusted Total Revenues excluding acquisitions and divestitures and the impact of current year foreign exchange rates as Total Revenues excluding revenues associated with products acquired or divested in the periods presented and the impact of current year foreign exchange rates on total revenues. We define Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization, certain other legal and professional fees, and other acquisition-related costs. Non-GAAP Adjusted EBITDA margin is calculated as Non-GAAP Adjusted EBITDA divided by GAAP Total Revenues. We define Non-GAAP Adjusted Gross Margin as Gross Profit before inventory step up charges and certain other acquisition and integration-related costs. Non-GAAP Adjusted Gross Margin percentage is calculated based on Non-GAAP Adjusted Gross Margin divided by GAAP Total Revenues. We define Non-GAAP Adjusted General and Administrative expenses as General and Administrative expenses minus certain other legal and professional fees, acquisition and other integration costs. Non-GAAP Adjusted General and Administrative expense percentage is calculated based on Non-GAAP Adjusted General and Administrative expense divided by GAAP Total Revenues. We define Non-GAAP Adjusted Net Income as Net Income before inventory step-up charges, certain other legal and professional fees, other acquisition and integration-related costs, the applicable tax impacts associated with these items and the tax impacts of state tax rate adjustments and other non-deductible items. Non-GAAP Adjusted EPS is calculated based on Non-GAAP Adjusted Net Income, divided by the weighted average number of common and potential common shares outstanding during the period. We define Non-GAAP Adjusted Free Cash Flow as net cash provided by operating activities less premium payments to extinguish debt, accelerated interest payments due to debt refinancing and cash paid for capital expenditures, plus payments for integration, transition and other payments associated with acquisitions. Non-GAAP Adjusted Total Revenues excluding acquisitions and divestitures and the impact of current year foreign exchange rates, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, and Non-GAAP Adjusted Free Cash Flow may not be comparable to similarly titled measures reported by other companies.
We are presenting Non-GAAP Adjusted Total Revenues excluding acquisitions and divestitures and exchange rates, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, and Non-GAAP Adjusted Free Cash Flow, because they provide additional ways to view our operation when considered with both our GAAP results and the reconciliation to net income and net cash provided by operating activities, respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Each of Non-GAAP Adjusted Total Revenues excluding acquisitions and divestitures and exchange rates, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, and Non-GAAP Adjusted Free Cash Flow is presented solely as a supplemental disclosure because (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP Adjusted Total Revenues excluding acquisitions and divestitures and exchange rates, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-

GAAP Adjusted EPS, and Non-GAAP Adjusted Free Cash Flow internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Adjusted Total Revenues excluding acquisitions and divestitures and exchange rates, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, and Non-GAAP Adjusted Free Cash Flow have limitations, and you should not consider these measures in isolation from or as an alternative to GAAP measures such as General and Administrative expense, Operating income, Net income, and Net cash flow provided by operating activities, or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The following tables set forth the reconciliation of Non-GAAP Adjusted Total Revenues excluding acquisitions and divestitures and exchange rates, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense percentage, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Adjusted Free Cash Flow, all of which are non-GAAP financial measures, to GAAP Gross Profit, GAAP General and Administrative expense, GAAP Net Income, GAAP Diluted EPS and GAAP Net cash provided by operating activities, our most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Adjusted Total Revenues excluding acquisitions and divestitures and exchange rates:

	Three Months Ended March 31,		Year Ended March 31,
	2015	2014	2015	2014
(In thousands)
GAAP Total Revenues	$190,046	$143,053	$714,623	$597,381
Adjustments:
Care Pharma and Hydralyte revenues (1)	(4,452)	—	(23,043)	—
Insight revenues (2)	(40,978)	—	(97,068)	—
Total adjustments	(45,430)	—	(120,111)	—
Non-GAAP Adjusted Total Revenues excluding acquisitions and divestitures	144,616	143,053	594,512	597,381
Organic Revenue Growth (decline)	1.1%		(0.5)%
Impact of current year foreign exchange rates (3)		(1,805)		(3,839)
Non-GAAP Adjusted Total Revenues excluding acquisitions and divestitures and impact of current year foreign exchange rates	$144,616	$141,248	$594,512	$593,542
Constant Currency Organic Revenue Growth	2.4%		0.2%
(1) Revenue adjustments relate to our International OTC Healthcare segment
(2) Revenue adjustments relate to our North American OTC Healthcare segment
(3) Foreign exchange rate adjustments relate to all segments

Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Margin and related Adjusted Gross Margin percentage:

	Three Months Ended March 31,		Year Ended March 31,
	2015	2014	2015	2014
(In thousands)
GAAP Total Revenues	$190,046	$143,053	$714,623	$597,381

GAAP Gross Profit	$110,070	$78,837	$406,223	$335,551
Adjustments:
Inventory step-up charges and other costs associated with Care and Hydralyte acquisitions (1)	—	—	246	577
Inventory step-up charges associated with Insight acquisition (2)	—	—	1,979	—
Care acquisition related inventory costs (1)	—	—	—	407
Total adjustments	—	—	2,225	984
Non-GAAP Adjusted Gross Margin	$110,070	$78,837	$408,448	$336,535
Non-GAAP Adjusted Gross Margin %	57.9%	55.1%	57.2%	56.3%
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment

Reconciliation of GAAP General and Administrative Expense to Non-GAAP Adjusted General and Administrative Expense and Non-GAAP Adjusted General and Administrative Expense percentage:

	Three Months Ended March 31,		Year Ended March 31,
	2015	2014	2015	2014
(In thousands)
GAAP General and Administrative Expense	$17,685	$13,091	$81,273	$48,481
Adjustments:
Legal and professional fees associated with acquisitions and divestitures	640	443	10,974	1,111
Stamp/Duty Tax on Australian acquisition	—	—	2,940	—
Integration, transition and other costs associated with acquisitions	920	—	10,533	—
Total adjustments	1,560	443	24,447	1,111
Non-GAAP Adjusted General and Administrative Expense	$16,125	$12,648	$56,826	$47,370
Non-GAAP Adjusted General and Administrative Expense Percentage	8.5%	8.8%	8.0%	7.9%

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin:

	Three Months Ended March 31,		Year Ended March 31,
	2015	2014	2015	2014
(In thousands)
GAAP Net Income	$23,772	$16,001	$78,260	$72,615
Interest expense, net	23,796	14,978	81,234	68,582
Provision for income taxes	13,677	10,702	49,198	29,133
Depreciation and amortization	5,773	3,280	17,740	13,486
Non-GAAP EBITDA:	67,018	44,961	226,432	183,816
Adjustments:
Inventory step-up charges and other costs associated with Care and Hydralyte acquisitions (1)	—	—	246	577
Inventory step-up charges associated with Insight acquisition (2)	—	—	1,979	—
Care acquisition related inventory costs (1)	—	—	—	407
Legal and professional fees associated with acquisitions and divestitures (3)	640	443	10,974	1,111
Stamp/Duty Tax on Australian acquisition (3)	—	—	2,940	—
Integration, transition and other costs associated with acquisitions (3)	920	—	10,533	—
Gain on sale of asset	—	—	(1,133)	—
Loss on extinguishment of debt	—	3,274	—	18,286
Total adjustments	1,560	3,717	25,539	20,381
Non-GAAP Adjusted EBITDA	$68,578	$48,678	$251,971	$204,197
Non-GAAP Adjusted EBITDA Margin	36.1%	34.0%	35.3%	34.2%
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment
(3) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

	Three Months Ended March 31,				Year Ended March 31,
	2015	2015 Adjusted EPS	2014	2014 Adjusted EPS	2015	2015 Adjusted EPS	2014	2014 Adjusted EPS
(In thousands)
GAAP Net Income	$23,772	$0.45	$16,001	$0.30	$78,260	$1.49	$72,615	$1.39
Adjustments:
Inventory step-up charges and other costs associated with Care and Hydralyte acquisitions (1)	—	—	—	—	246	—	577	0.01
Inventory step-up charges associated with Insight acquisition (2)	—	—	—	—	1,979	0.04	—	—
Care acquisition related inventory costs (1)	—	—	—	—	—	—	407	0.01
Legal and professional fees associated with acquisitions and divestitures (3)	640	0.01	443	0.01	10,974	0.21	1,111	0.02
Stamp/Duty Tax on Australian acquisition (3)	—	—	—	—	2,940	0.05	—	—
Integration, transition and other costs associated with acquisitions (3)	920	0.02	—	—	10,533	0.20	—	—
Accelerated amortization of debt discount and debt issue costs	—	—	365	0.01	218	—	5,477	0.10
Gain on sale of asset	—	—	—	—	(1,133)	(0.02)	—	—
Loss on extinguishment of debt	—	—	3,274	0.06	—	—	18,286	0.35
Tax impact of adjustments	(549)	(0.01)	(1,459)	(0.03)	(5,968)	(0.11)	(9,100)	(0.17)
Impact of state tax adjustments	—	—	—	—	—	—	(9,465)	(0.18)
Total adjustments	1,011	0.02	2,623	0.05	19,789	0.37	7,293	0.14
Non-GAAP Adjusted Net Income and Adjusted EPS	$24,783	$0.47	$18,624	$0.35	$98,049	$1.86	$79,908	$1.53
(1) Inventory step-up charges and other costs relate to our International OTC Healthcare segment
(2) Inventory step-up charges relate to our North American OTC Healthcare segment
(3) Adjustments relate to G&A expenses

Reconciliation of GAAP Net Income to Adjusted Non-GAAP Free Cash Flow:

	Three Months Ended March 31,		Year Ended March 31,
	2015	2014	2015	2014
(In thousands)
GAAP Net Income	$23,772	$16,001	$78,260	$72,615
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	22,048	15,300	64,668	50,912
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	6,293	(579)	13,327	(11,945)
Total adjustments	28,341	14,721	77,995	38,967
GAAP Net cash provided by operating activities	52,113	30,722	156,255	111,582
Premium payment on 2010 Senior Notes	—	2,759	—	15,527
Accelerated interest payments due to debt refinancing	—	1,162	—	4,675
Purchases of property and equipment	(2,401)	(106)	(6,101)	(2,764)
Non-GAAP Free Cash Flow	49,712	34,537	150,154	129,020
Integration, transition and other payments associated with acquisitions	362	—	13,563	512
Adjusted Non-GAAP Free Cash Flow	$50,074	$34,537	$163,717	$129,532

Outlook for Fiscal Year 2016:

Reconciliation of Projected GAAP EPS to Projected Non-GAAP Adjusted EPS:

	2016 Projected EPS
	Low	High
Projected FY'16 GAAP EPS	$2.00	$2.05
Adjustments:
Costs associated with term loan refinancing and CEO retirement	0.05	0.05
Total Adjustments	0.05	0.05
Projected Non-GAAP Adjusted EPS	$2.05	$2.10

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Adjusted Free Cash Flow:

2016 Projected Free Cash Flow
(In millions)
Projected FY'16 GAAP Net cash provided by operating activities	$181
Additions to property and equipment for cash	(6)
Projected Non-GAAP Adjusted Free Cash Flow	$175